Exhibit 99.2
Keith Stewart, President and COO of ShopNBC, to Assume CEO Role
Randy Ronning Joins Board, Darlene Daggett Signs as Consultant
MINNEAPOLIS, MN — Tuesday, January 27, 2009 — ShopNBC (NASDAQ: VVTV), the premium lifestyle brand in electronic retailing, today announced changes and additions to its leadership ranks, board of directors, and strategic planning levels in an effort to support the implementation of its 2009 priorities and corporate strategies.
Keith Stewart Promoted to CEO
ShopNBC’s board of directors has appointed Keith R. Stewart, age 45, to the position of chief executive officer, as part of the company’s succession plan. Mr. Stewart will continue to serve as the company’s president and on its board of directors. The appointment is effective immediately. Coincident with Mr. Stewart’s promotion, John Buck is voluntarily stepping down as CEO and will remain as chairman of the board.
“On behalf of the board of directors, I am very pleased to make this announcement,” said Mr. Buck. “Since Keith joined ShopNBC back in August 2008, he has truly hit the ground running. We have been impressed with how he has demonstrated his vast industry experience and decisive leadership skills while achieving many organizational improvements. He has a strong vision for the company and great optimism for our future. Therefore, Keith was promoted as a known quantity. We have all the confidence in the world in him, as well as in our talented and dedicated team members, to restore the company’s financial performance and rebuild shareholder value.”
Mr. Stewart joined ShopNBC in August 2008 as president and COO. He has 20 years of multi-channel retail experience, serving 15 years at QVC. During his tenure at QVC, he developed expertise in all areas of TV shopping, including merchandising, programming, cable distribution, strategic planning, organizational development, and international sourcing. Mr. Stewart held a number of executive positions including general manager of QVC’s large and profitable German business unit; vice president — merchandising home of QVC (USA); and vice president — international sourcing of QVC (USA).
ShopNBC Adds Industry Expertise to Board
Randy Ronning, a retail and TV shopping veteran with over 30 years of leadership experience, has been appointed to ShopNBC’s board of directors. Mr. Ronning joins ShopNBC’s board of directors having served most recently as executive vice president and chief merchandising officer of QVC, where he oversaw all merchandising, brand management, merchandise analysis efforts of QVC and QVC.com, from 2005 to 2007. He was also responsible for QVC.com operations during this period. Previously, Mr. Ronning was executive vice president of affiliate sales and marketing, information services, marketing, research and sales analysis, direct marketing, corporate marketing, public relations, and charitable giving at QVC, from 2001 to 2005.
Prior to QVC, Mr. Ronning spent 30 years with J.C. Penney Co., where he held executive positions including president of its catalog and internet divisions. Before that, he held other executive positions at Penney, including president of Home and Leisure, president of international, associate director of merchandise, and vice president and director of men’s apparel, accessories and footwear. Some of his past board of director and affiliations include Dallas Symphony Association, Board of Governors; University of Dallas, Advisory Board; Fashion Institute of Technology, Board of Directors; Mail Order Association, Chairman of the Board; Forrester Research, Board Member; Electronic Retailing Association, Treasurer and Chairman of the Finance Committee; Knot, Board Member; and Commerce Hub, Chairman of the Board. His current board affiliations are Philadelphia Orchestra, Board Member; The Franklin Institute, Member of the Board Benefactors; and Sure Source, Board Member.
Mr. Ronning remarked: “ShopNBC is in a unique position to provide consumers with a value proposition that is second to none. I am delighted to join the Board and look forward to working with John, Keith and the rest of the directors to help usher in a new era of multi-channel success at the company.”

Company Signs Agreement With Strategic Advisor
The company has entered into a consulting agreement with Darlene Daggett, who is a 30-year participant in the multi-channel marketspace. As a senior executive, she brings 18 years of highly relevant experience in electronic retailing to assist the company in all areas of strategic planning and implementation. Ms. Daggett will also be a strategic advisor to the CEO.
Ms. Daggett was most recently president of U.S. commerce at QVC, where she was responsible for its strategic alliances, merchandising and brand development, new business initiatives, and critical customer insight, from 2002 to 2007. During her 18-year tenure at QVC, she pioneered the exponential growth of one of the world’s largest electronic retailing companies, growing sales to $5 billion. During this time, she held several leadership positions, including executive vice president of merchandising from 1995 to 2002; senior vice president — home merchandising from 1994 to 1995; and senior vice president, vice president and director — merchandising from 1989 to 1994. Prior to that, Ms. Daggett was President and Co-Founder of Acappella, a women’s clothing company.
Currently Ms. Daggett is executive director and founder of Ikatu International, an emerging non-governmental organization addressing the global issue of youth employability, with a strong bias on entrepreneurism. Some of her current and past professional affiliations include the Harvard Kennedy School of Government, Women’s Leadership Board; Breast Cancer Research Foundation, Board of Advisors; Peabody-Essex Museum, Board of Overseers; Sanam Vaziri Quraishi Foundation, Board of Advisors; Clinton Global Initiative, Invitee; and Skoll World Forum, Delegate.
Ms. Daggett said: “ShopNBC has tremendous potential. I am excited to be working with Keith and leveraging my background in multi-channel retailing to help shape the company’s future success.”
Commented Mr. Stewart, “Randy and Darlene represent the industry’s very best. I’ve had the pleasure of working with them in the past and very much look forward to working with them once again. Both will lend tremendous support and added value to ShopNBC.”
About ShopNBC
ShopNBC is a multi-channel electronic retailer operating with a premium lifestyle brand. The shopping network reaches 72 million homes in the United States via cable affiliates and satellite: DISH Network channel 228 and DIRECTV channel 316. www.ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com/IR.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable and satellite distribution for the company’s programming and the fees associated therewith; the success of the company’s e-commerce and new sales initiatives; the success of its strategic alliances and relationships; the ability of the company to manage its operating expenses successfully; the ability of the Company to establish and maintain acceptable commercial terms with third party vendors and other third parties with whom the Company has contractual relationships; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the company’s operations; and the ability of the company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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Contacts:
Frank Elsenbast
Chief Financial Officer
952-943-6262
Anthony Giombetti
Media Relations
612-308-1190

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